UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2017

Nuvectra Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37525	30-0513847
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5830 Granite Parkway, Suite 1100,

Plano, Texas 75024

(Address of principal executive offices, including zip code)

(214) 474-3103

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective March 30, 2017, Nuvectra Corporation (“Nuvectra”) entered into an Amendment to the Development Agreement (the “Amendment”) with Aleva Neurotherapeutics, S.A., a Swiss share company (“Aleva”) to amend the Development Agreement between Aleva and Nuvectra, dated January 29, 2016 (the “Development Agreement”). Under the terms of the Amendment, Aleva and Nuvectra agreed to modify the payment schedule and the timing of certain payments as set forth on Exhibit A of the Development Agreement and that no outstanding deliverables are currently uncompleted by Nuvectra as of the date of the Amendment.

The foregoing description is not complete and is qualified in its entirety by reference to the full text of the Amendment to the Development Agreement, which is filed as Exhibit 10.1 to this Current Report and incorporated by reference into this Item 1.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Amendment to the Development Agreement, dated March 30, 2017, between Nuvectra Corporation and Aleva Neurotherapeutics SA.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

April 4, 2017	NUVECTRA CORPORATION

	By:	/s/ Walter Z. Berger
	Name:	Walter Z. Berger
	Title:	Chief Operating Officer and Chief Financial Officer